Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257667 on Form S-1 of our report dated November 17, 2023, relating to the financial statements of Clarios International Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, WI
December 15, 2023